SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 9, 2004

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Wal-Mart Stores, Inc. (the “Company”) and Citigroup Global Markets Inc. (the “Underwriter”) have entered into a Pricing Agreement, dated September 9, 2004 (the “Pricing Agreement”), between the Company and the Underwriter, pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, $1,000,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2006 (the “Notes”). The Pricing Agreement incorporates by reference the terms of an Underwriting Agreement, dated as of February 18, 2003 (the “Underwriting Agreement”), by and among the Company and, as to the issuance and sale of the Notes, the Underwriter.

The Company and the Underwriter intend to consummate the sale and purchase of the Notes pursuant to the Pricing Agreement on September 16, 2004, at a price equal to 100.00% of the Notes’ principal amount ($1,000,000,000). The net proceeds of the sale of the Notes to the Company, after payment of transaction expenses, will be approximately $999,895,000. The Underwriter proposes to offer the notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

The terms of the Notes are as set forth in the prospectus supplement of the Company, dated September 9, 2004, to its prospectus dated December 27, 2002, relating to the offer and sale of the Notes (the “Prospectus Supplement”), which Prospectus Supplement was filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 13, 2004 pursuant to Rule 424(b)(2) of the Commission promulgated under the Securities Act of 1933, as amended. The Notes will constitute our newly created series of the Company’s Floating Rate Notes Due 2006 (the “2006 Floating Rate Series”). The 2006 Floating Rate Series was created and established, and its terms and conditions were established, by action of the Company and an authorized officer of the Company pursuant to and in accordance with the Indenture, dated as of December 11, 2002 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, National Association, as Trustee. The terms of the Notes are as set forth in the Indenture, which is an exhibit to the Registration Statement on Form S-3 of the Company (Commission File No. 333-101874), and in the form of the promissory note that represents the Notes. The Notes will be delivered in the form of two global notes, each in the original principal amount of $500,000,000, representing the Notes issued and sold (the “Global Notes”), which will be executed by the Company and authenticated by the Trustee. Copies of the Pricing Agreement, the Underwriting Agreement and the form of the Global Notes are attached as exhibits to this Current Report on Form 8-K. Also attached to this Current Report on Form 8-K are the Series Terms Certificate, as contemplated by the Indenture, that evidences the establishment of certain terms and conditions of the 2006 Floating Rate Series in accordance with the Indenture, and the opinion of Hughes & Luce, LLP regarding the legality of the Notes.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

1(a)	Pricing Agreement, dated as of September 9, 2004, between the Company and the Underwriter.

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1(b)	Underwriting Agreement, dated as of February 18, 2003, by and between the Company and, as to the issuance and sale of the Notes, the Underwriter.

4(a)	Series Terms Certificate for Wal-Mart Stores, Inc. Floating Rate Notes Due 2006.

4(b)	Form of Global Note to represent the Wal-Mart Stores, Inc. Floating Rate Notes Due 2006.

5	Legality Opinion of Hughes & Luce, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2004

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
	Name:	Charles M. Holley, Jr.
	Title:	Senior Vice President and Controller

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INDEX TO EXHIBITS

Exhibit Number	Description
1(a)	Pricing Agreement, dated as of September 9, 2004, between the Company and Citigroup Global Markets Inc.

1(b)	Underwriting Agreement, dated as of February 18, 2003, by and among the Company and, as to the issuance and sale of the Notes, Citigroup Global Markets Inc.

4(a)	Series Terms Certificate for Wal-Mart Stores, Inc. Floating Rate Notes Due 2006.

4(b)	Form of Global Note to represent the Wal-Mart Stores, Inc. Floating Rate Notes Due 2006.

5	Legality Opinion of Hughes & Luce, LLP.